Exhibit 99.1

Joint Filing Agreement

May 7th, 2026

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended Meliga No.1 Corp., Meliga No. 1 LP, Galperin Trust /SD, Corpag Trust South Dakota Inc., and Volorama Stichting each hereby agree to the joint filing of this Statement on Schedule 13D/A (including any and all amendments hereto). In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13D/A. A copy of this Agreement shall be attached as an exhibit to the Statement on Schedule 13D/A filed on behalf of each of the persons hereto, to which this Agreement relates.

This Agreement may be executed in multiple counterparts, each of which shall constitute an original, one and the same instrument.

Meliga No. 1 Corp.

/s/ Eduardo Marco Sanguinetti Masjuan
Name: Eduardo Marco Sanguinetti Masjuan Title: Director

/s/ Agustín Miguel Mayer West
Name: Agustín Miguel Mayer West Title: Director

Meliga No. 1 LP

By: Volorama Stichting, its General Partner

/s/ Eduardo Marco Sanguinetti Masjuan
Name: Eduardo Marco Sanguinetti Masjuan Title: Director A of Volorama Stichting, General Partner

By: Corpag Services (Netherlands) B.V., its Director B

/s/ Annemarie Visser on behalf of Corpag Services (Netherlands) B.V., Director B
Name: Annemarie Visser on behalf of Corpag Services (Netherlands) B.V., Director B of Volorama Stichting, General Partner Title: Director B of Volorama Stichting, General Partner

Galperin Trust /SD By: Corpag Trust South Dakota Inc., its Trustee
/s/ James Edward Petree
Name: James Edward Petree Title: Trust Officer

Corpag Trust South Dakota Inc.

/s/ James Edward Petree
Name: James Edward Petree Title: President

Volorama Stichting /s/ Eduardo Marco Sanguinetti Masjuan
Name: Eduardo Marco Sanguinetti Masjuan Title: Director A

By: Corpag Services (Netherlands) B.V., its Director B

/s/ Annemarie Visser on behalf of Corpag Services (Netherlands) B.V., Director B
Name: Annemarie Visser on behalf of Corpag Services (Netherlands) B.V., Director B Title: Director B